Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business Editors:
     Vitran Corporation to present at Stephens Fall Investment Conference on
     November 19

     TORONTO, Nov. 13 /CNW/ - Vitran Corporation Inc. (NASDAQ: VTNC, TSX:
VTN), a North American transportation and logistics firm, today announced that it is scheduled to present at the Stephens Fall Investment Conference on
Wednesday, November 19, 2008. Vitran's President & Chief Executive Officer
Rick Gaetz and Chief Financial Officer Sean Washchuk will address the investment community that afternoon at approximately 2:00 p.m. ET in the
Holmes II room at the New York Palace Hotel in New York City.
     Interested parties can access a live audio webcast of the Vitran presentation at the Company's website www.vitran.com, under the "Investor
Relations" section. An audio replay of the presentation will be available by the end of the day and will be archived for 90 days.

     About Vitran Corporation Inc.

     Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc.
(NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.

     %SEDAR: 00004231E          %CIK: 0000946823

     /For further information: Richard Gaetz, President, CEO, Sean Washchuk,
VP Finance, CFO, Vitran Corporation Inc., (416) 596-7664; Robert Rinderman,
Norberto Aja, Jaffoni & Collins Incorporated, (212) 835-8500, or
VTNC(at)jcir.com/
     (VTNC VTN.)

CO:  Vitran Corporation Inc.

CNW 17:10e 13-NOV-08